Exhibit 10.1

SECOND AMENDMENT

SECOND AMENDMENT (this “Amendment”), dated as of September 16, 2003, among Nash-Finch Company, a Delaware corporation (the “Borrower”), the lenders party to the Credit Agreement referred to below (the “Lenders”) and Deutsche Bank Trust Company Americas (formerly known as Bankers Trust Company), as administrative agent for the Lenders (the “Administrative Agent”).  All capitalized terms used herein and not otherwise defined shall have the respective meanings provided such terms in the Credit Agreement referred to below.

W I T N E S S E T H :

WHEREAS, the Borrower, the Lenders, the Syndication Agents, the Documentation Agent and the Administrative Agent have entered into that certain Credit Agreement, dated as of December 19, 2000 (as amended, modified or supplemented through, but not including, the date hereof, the “Credit Agreement”); and

WHEREAS, the parties hereto wish to amend the Credit Agreement on the terms and conditions set forth herein;

NOW, THEREFORE, it is agreed:

1.             Section 8.01(a) of the Credit Agreement is hereby amended by inserting the following parenthetical after the text “45 days” appearing therein:

“(or such shorter period as may be required by the SEC for the filing of quarterly reports on Form 10-Q by Persons subject to Section 13(a) or 15(d) of the Securities Exchange Act)”.

2.             Section 8.01(b) of the Credit Agreement is hereby amended by inserting the following parenthetical after the text “90 days” appearing therein:

“(or such shorter period as may be required by the SEC for the filing of annual reports on Form 10-K by Persons subject to Section 13(a) or 15(d) of the Securities Exchange Act)”.

3.  Section 8.01(g) of the Credit Agreement is hereby amended by inserting the text “(i)” immediately after the text “Other Reports and Filings” appearing therein and adding the following new clause (ii) at the end thereof:

“(ii)  On or prior to the dates by which the Borrower is required to file annual reports, quarterly reports and other documents with the SEC pursuant to Section 13(a) or 15(d) of the Securities Exchange Act, or any successor provision thereto, copies of such reports and documents as filed with the SEC; provided that if at any time the Borrower is no longer subject to such provisions, it shall continue to provide to each Lender (and, to the extent permitted by SEC practice and applicable law and regulations, file with the SEC) copies of such reports and documents on or prior to the dates it would be required to file such reports and documents with the SEC if it were then subject to such provisions.”.

4.             Section 9.04(xii) of the Credit Agreement is hereby amended by deleting the amount “75,000,000” appearing therein and inserting “50,000,000” in lieu thereof.

5.             Section 9.05(xii) of the Credit Agreement is hereby amended by deleting the amount “65,000,000” appearing therein and inserting “90,000,000” in lieu thereof.

6.                                       Section 13.16 of the Credit Agreement is hereby amended by inserting the following new clause (c) at the end of said Section:

“(c)                            None of the Lenders nor the Administrative Agent or any of its affiliates (collectively, “DB”) or the Borrower provide accounting, tax or legal advice.  Notwithstanding anything provided herein, and any express or implied claims of exclusivity or proprietary rights, the Borrower, each Lender and DB hereby agree and acknowledge that the Borrower, each Lender and DB (and each of their employees, representatives or other agents) are authorized to disclose to any and all Persons, beginning immediately upon commencement of their discussions and without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement, and all materials of any kind (including opinions or other tax analyses) that are provided by the Borrower, any Lender or DB to the other relating to such tax treatment and tax structure, except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws.  In this regard, the Borrower, each Lender and DB acknowledge and agree that disclosure of the tax treatment and tax structure of the transactions contemplated by this Agreement has not been and is not limited in any manner by an express or implied understanding or agreement (whether oral or written, and whether or not such understanding or agreement is legally binding), except to the extent that such disclosure is subject to restrictions reasonably necessary to comply with securities laws.  For purposes of this authorization, “tax treatment” means the purported or claimed U.S. federal income tax treatment of the transaction, and “tax structure” means any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction.  This Section 13.16(c) is intended to reflect the understanding of the Borrower, each Lender and DB that the transactions contemplated by this Agreement have not been offered under “conditions of confidentiality” as that phrase is used in Treasury Regulation §§ 1.6011-4(b)(3)(i) and 301.6111-2(c)(i), and shall be interpreted in a manner consistent therewith.  The Borrower, each Lender and DB confirm that they have not made or provided to, or for the benefit of, the other any oral or written statement as to any potential U.S. federal tax consequences that are related to, or may result from, the transactions contemplated by this Agreement.”.

7.                                       Schedule IX to the Credit Agreement captioned “Closed Locations” is hereby deleted in its entirety and replaced with the schedule attached hereto as Annex A.

8.                                       The Lenders hereby agree that notwithstanding anything to the contrary contained in Section 9.02(xvii) of the Credit Agreement, the Net Sale Proceeds received by the Borrower in connection with the sale of its retail store located at 300 West 11th Street, Williston, North Dakota, shall not be applied against the $10,000,000 and $25,000,000 baskets set forth in Section 9.02(xvii) of the Credit Agreement; so long as such sale otherwise complies with each of the conditions set forth in Section 9.02(xvii) of the Credit Agreement.

9.                                       In order to induce the Lenders to enter into this Amendment, the Borrower hereby represents and warrants that, both before and after giving effect to this Amendment, (x) no Default or Event of Default exists on the Second Amendment Effective Date (as defined below) and (y) all of the representations and warranties contained in the Credit Agreement and the other Credit Documents shall be true and correct in all material respects on the date hereof and on the Second

Amendment Effective Date with the same effect as though such representations and warranties had been made on and as of such date (it being understood that any representation or warranty made as of a specific date shall be true and correct in all material respects as of such specific date).

10.                                 This Amendment is limited as specified and shall not constitute a modification, acceptance or waiver of any other provision of the Credit Agreement or any other Credit Document, and the Administrative Agent and the Lenders hereby reserve all of their rights and remedies otherwise available to them under the Credit Agreement, the Credit Documents and applicable law.

11.                                 This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts, each of which counterparts when executed and delivered shall be an original, but all of which shall together constitute one and the same instrument.  A complete set of counterparts shall be lodged with the Borrower and the Administrative Agent.

12.                                 THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

13.                                 This Amendment shall become effective on the date (the “Second Amendment Effective Date”) when (i) the Borrower and the Required Lenders shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at the Notice Office and (ii) all fees and other compensation contemplated payable in connection with this Amendment shall have been paid to the extent due.

14.                                 From and after the Second Amendment Effective Date, all references in the Credit Agreement and each of the Credit Documents to the Credit Agreement shall be deemed to be references to the Credit Agreement as amended hereby.

*     *     *

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

NASH-FINCH COMPANY

By	/s/ Robert B. Dimond
Name:	Robert B. Dimond
Title:	Executive Vice President, Chief Financial Officer & Treasurer

DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly known as Bankers Trust Company), Individually and as Administrative Agent

By	/s/ Mary Jo Jolly
Name:	Mary Jo Jolly
Title:	Assistant Vice President

BANK OF TOKYO-MITSUBISHI, LTD., CHICAGO BRANCH

By	/s/ Patrick McCue
Name:	Patrick McCue
Title:	Vice President & Manager

GENERAL ELECTRIC CAPITAL CORPORATION

By	/s/ Leanne C. Manning
Name:	Leanne C. Manning
Title:	Duly Authorized Signatory

GMAC COMMERCIAL FINANCE, LLC successor, by merger, to GMAC COMMERCIAL CREDIT LLC

By	/s/ David Duffy
Name:	David Duffy
Title:	Senior Vice President

HARRIS TRUST AND SAVINGS BANK

By	/s/ C. Scott Place
Name:	C. Scott Place
Title:	Vice President

LaSALLE BANK, N.A.

By	/s/ Peter Pricco
Name:	Peter Pricco
Title:	Commercial Banking Officer

TRANSAMERICA BUSINESS CAPITAL

By	/s/ Stephen K. Goetschius
Name:	Stephen K. Goetschius
Title:	Senior Vice President

Annex A, “Closed Locations,” has been omitted from this Exhibit 10.1. Nash Finch agrees to furnish supplementally a copy of Annex A to the Securities and Exchange Commission upon request.